                                                                    EXHIBIT 4.14

                                       WARRANT


                    TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK OF

                                     GALAGEN INC.


         THIS WARRANT CERTIFIES THAT, for value received, CLARCO Holdings (herein called "Purchaser") or registered assigns is entitled to subscribe for and purchase from GalaGen Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, at the price specified below (subject to adjustment as noted below) at any time (except as noted in the proviso to this sentence) from and after the time the Company's Common Stock (as hereinafter defined) trades at $6.50 per share or more for ten consecutive trading days to and including December 1, 2002, Seventy-Five Thousand (75,000) fully paid and nonassessable shares of the Company's Common Stock, $.01 par value per share ("Common Stock") (subject to adjustment as noted below); PROVIDED, HOWEVER, that this Warrant shall terminate and be of no further force and effect on June 30, 1998 if it has not become exercisable by such date as set forth above.

         The warrant purchase price shall be $6.50 per share (subject to adjustment as noted below).

         This Warrant is subject to the following provisions, terms and conditions:

         1. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise, in the form attached hereto, delivered to the Company ten days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the purchase price in lawful money of the United States. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding l0 days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

         2. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof and the restrictive legend under the heading "Restriction on Transfer" below.

         3. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4.   The above provisions are, however, subject to the following:

         (a) The warrant purchase price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the warrant purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the warrant purchase price resulting from such adjustment, the number of shares obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.

         (b) In case the Company shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in paragraph (c) below) or any obligations or any shares of stock of the Company which are convertible into or exchangeable for Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities"), or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the holder of this Warrant upon the exercise hereof will be entitled to receive the number of shares of Common Stock to which such holder shall be entitled upon such exercise, and, in addition and without further payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of this Warrant such holder (x) had been the record holder of the number of shares of Common Stock then received, and (y) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Company.

         (c) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the warrant purchase price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the warrant purchase price in effect immediately prior to such combination shall be proportionately increased.

         (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of its assets to another corporation (any such reorganization, reclassification, consolidation, merger or sale being hereinafter called an "Event") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, unless lawful and adequate provision shall have been made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock of the Company equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had the Event not taken place, the Board of Directors of the Company shall declare, at least twenty days prior to the actual effective date of the Event, and provide written notice to the holder hereof of the declaration, that this Warrant shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the holder hereof, within twenty days after the Event, of cash equal to the amount (if any), for each share of Common Stock issuable upon exercise of this Warrant, by which the Event Proceeds per share of Common Stock (as hereinafter defined) exceeds the purchase price per share of Common Stock under this Warrant. In the event of a declaration pursuant to this paragraph (d), this Warrant, if not exercised prior to the Event, shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, subject to the payment obligations of the Company provided in this paragraph (d). For purposes of this paragraph (d), "Event Proceeds per share of Common Stock" shall mean the cash plus the fair market value, as determined in good faith by the Board of Directors of the Company, of the non-cash consideration to be received per share of Common Stock by the shareholders of the Company upon the occurrence of the Event. If provision shall be made, pursuant to this paragraph (d), for the right of the holder hereof to purchase and receive stock, securities or assets of any successor corporation (other than the Company) upon the occurrence of any Event, then such successor corporation shall assume, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

         (e) Upon any adjustment of the warrant purchase price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (f)  In case any time:

         (1) the Company shall declare any cash dividend on Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

         (2) the Company shall pay any dividend payable in stock upon Common Stock or make any distribution (other than regular cash dividends) to the holders of Common Stock;

         (3) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or other rights;

         (4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

         (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (aa) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         (g) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of

Common Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid; provided, however, that the members of the Board of Directors of the Company shall not be liable to the holders hereof for any such determination made in good faith.

         (h) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the date preceding the written notice of exercise required by paragraph 1 above. "Market price" for purposes of this paragraph 4(h) shall mean, if the Common Stock is traded on a securities exchange or on The Nasdaq National Market, the closing price of the Common Stock on such exchange or The Nasdaq National Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or The Nasdaq National Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within l5 days of the date as of which the determination is to be made.

         5. As used herein, the term "Common Stock" shall mean and include the Company's presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 4(d) above.

         6. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

         7.(a)     The holder of this Warrant acknowledges that neither this
Warrant nor any of the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and that this Warrant or such shares of Common Stock may only be transferred in accordance with this paragraph 7. The holder of this Warrant, by acceptance hereof, represents that it has acquired this Warrant for investment and not with a view to distribution of this Warrant or the shares of Common Stock issuable upon exercise hereof within the meaning of the Act and the rules and regulations thereunder.

         (b) The Purchaser realizes that the purchase of this Warrant is a speculative investment, and that the economic benefits which may be derived therefrom are uncertain. In determining whether or not to purchase the Warrant, the Purchaser has relied solely upon the publicly-available materials filed by the Company with the Securities and Exchange Commission, copies of which have been reviewed by the Purchaser, and upon independent investigations made by the Purchaser and its representatives.

         (c) The Purchaser represents to the Company that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Act, by virtue of being (i) a corporation not formed for the specific purpose of acquiring this Warrant with total assets in excess of $5,000,000 or (ii) an entity in which all of the equity owners are "accredited investors".

         (c) The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant, in whole or in part, or transferring any shares of Common Stock issuable or issued upon the exercise hereof, of such holder's intention to do so, describing briefly the manner of any proposed exercise or transfer. Such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed exercise or transfer of this Warrant or transfer of shares may be effected without registration or qualification under the Act and any applicable state securities laws of this Warrant and the shares of Common Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to exercise this Warrant in accordance with its terms, or to transfer this Warrant, or to transfer shares of Common Stock issuable or issued upon the exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer may be endorsed on this Warrant or the certificates for such shares. In the event of a proposed transfer of this Warrant, prior to the transfer the proposed transferee shall execute and deliver to the Company a warrant transfer letter in the form attached hereto.

         8. Subject to the provisions of paragraph 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

         9. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

         10. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law of the State of Minnesota.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of December 1, 1997.

                                  GALAGEN INC

                                  By
                                    ----------------------------------
                                     Its
                                         -----------------------------

                               RESTRICTION ON TRANSFER

         The securities evidenced hereby may not be transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may be lawfully made without registration under the Securities Act of 1933, as amended, and all applicable state securities laws or (ii) such registration.

                                      ASSIGNMENT
                         (To Be Signed Only Upon Assignment)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ this _______________________
Warrant, and appoints to transfer this Warrant on the books of GalaGen Inc. with the full power of substitution in the premises.

Dated:
       -----------------------------------

In the presence of:
                    -----------------------------------



                                   -------------------------------------------
                                  (Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without any alteration or change whatsoever, and the signature must be guaranteed in the usual manner)

                           FORM OF WARRANT TRANSFER LETTER


To: GalaGen Inc.


Ladies and Gentlemen:

    The undersigned is a proposed transferee of the warrant (the "Warrant") to purchase ___________ shares of Common Stock, no par value ("Common Stock"), of GalaGen Inc., a Delaware corporation (the "Company"), currently registered in the name of ________________. In order to induce the Company to consent to the transfer of the Warrant, the undersigned hereby represents, warrants and agrees as follows:

    1. The undersigned acknowledges that neither the Warrant nor any of the shares of Common Stock issuable upon exercise thereof have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and that, accordingly, the Warrant and such shares of Common Stock may only be transferred in accordance with the terms of paragraph 7 of the Warrant.

    2. The undersigned is acquiring the Warrant for investment and not with a view to distribution of the Warrant or the shares of Common Stock issuable upon exercise thereof within the meaning of the Act and the rules and regulations thereunder.

    3. The undersigned is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Act.

                        Signature
                                  ----------------------------------------


                        Address
                               -------------------------------------------


                        Date
                            ----------------------------------------------

                               FORM OF EXERCISE NOTICE

             To be Executed by the Holder of this Warrant if such Holder

                Desires to Exercise this Warrant in Whole or in Part:

To:  GalaGen Inc. (the "Company")

         The undersigned ___________________________________________

                        Please insert Social Security or other
                           identifying number of Purchaser:

                     ___________________________________________
 hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ______________________ shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $______________________, such payment being made as provided on the face of this Warrant.

    In order to induce the Company to consent to the exercise of this Warrant, the undersigned hereby represents, warrants and agrees as follows:

    1. The undersigned acknowledges that neither this Warrant nor any of the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and that, accordingly, this Warrant may be exercised and the shares of Common Stock issued pursuant to this exercise may only be transferred in accordance with the terms of paragraph 7 of this Warrant.

    2. The undersigned is acquiring the shares of Common Stock issued pursuant to this exercise for investment and not with a view to distribution of such shares within the meaning of the Act and the rules and regulations thereunder.

    3. The undersigned is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Act.

         The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:
              ----------------------------------------------------------------


Address:
              ----------------------------------------------------------------


Deliver to:
              ----------------------------------------------------------------


Address:
              ----------------------------------------------------------------

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Address:
              ----------------------------------------------------------------


                          Signature
                                  --------------------------------------------
                                  (Signature must conform in all respects to the name of the holder as written specified on the face of this Warrant without any alteration or change whatsoever)

Dated:
       ----------------------